UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cantor Select Portfolios Trust

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Dear Investment Colleague,

We are writing to inform you that six Cantor Fitzgerald Funds will hold Special Meetings of Shareholders on November 24, 2025 at 11:00 a.m. Eastern time. Your clients invested in these funds will receive proxy materials related to the proposals shareholders are being asked to approve. We are asking for your support by encouraging your clients to vote promptly on these important matters.

On May 19, 2025, the Adviser’s parent company, Cantor Fitzgerald, L.P. (“CFLP”), announced that Howard W. Lutnick, CFLP’s former Chairman and Chief Executive Officer, agreed to transfer his ownership interest in CFLP to (i) trusts for the benefit of Mr. Lutnick’s adult children, for which Brandon Lutnick, the current Chairman and Chief Executive Officer of CFLP is the controlling trustee and (ii) certain other investors (no more than 10% of CFLP) (the “Transaction”) (the closing time of such Transaction, the “Effective Date”). The current executive leadership team of CFLP and the Adviser will remain in place.

The Transaction will result in a change in control of the Adviser that results in an automatic termination of the Fund’s previous Management Agreement with the Adviser (the “Prior Management Agreement”) on the Effective Date. As a result, Cantor Fitzgerald is required to seek approval from shareholders for new management contracts and new sub-advisory contracts, if applicable1, for the following funds:

●	Cantor Fitzgerald Equity Opportunity Fund

●	Cantor Fitzgerald High Income Fund

●	Cantor Fitzgerald International Equity Fund

●	Cantor Fitzgerald Large Cap Focused Fund

●	Cantor Fitzgerald Equity Dividend Plus Fund

●	Cantor Fitzgerald Infrastructure Fund

There are no changes expected to the Funds’ investment processes or portfolio managers.

To ensure a smooth transition, clients must vote in a timely manner. Cantor Fitzgerald has retained Broadridge Financial Solutions to assist with soliciting shareholder votes necessary to approve the new management and sub-advisory contracts. Our goal is to limit disruption for you and your clients. We recognize that your clients are busy,

[1]	Smith Group Asset Management, LLC serves as Sub-Adviser for the Cantor Fitzgerald Large Cap Focused Fund, Cantor Fitzgerald International Equity Fund, Cantor Fitzgerald Equity Opportunity Fund, Cantor Fitzgerald High Income Fund. Capital Innovations, LLC serves as Sub-Adviser for the Cantor Fitzgerald Infrastructure Fund.

and we have made it easy to vote via phone, mail, or online. Your clients will no longer be contacted by the proxy solicitor once they have submitted their votes.

Additional details are available in the proxy statement and a shareholder-approved Q&A, which include detailed instructions on how your clients can vote quickly and easily.

We appreciate your ongoing support. If you have any questions, please contact [insert appropriate contact information here].

FREQUENLTY ASKED QUESTIONS FOR FINANCIAL PROFESISONALS

Cantor Fitzgerald Open-end Funds Proxy Solicitation

August 26, 2025

Cantor Fitzgerald Funds:

Cantor Fitzgerald Equity Opportunity Fund Proxy Statement

Cantor Fitzgerald High Income Fund Proxy Statement

Cantor Fitzgerald International Equity Fund Proxy Statement

Cantor Fitzgerald Large Cap Focused Fund Proxy Statement

Cantor Fitzgerald Equity Dividend Plus Fund Proxy Statement

Cantor Fitzgerald Infrastructure Fund Proxy Statement

Meeting Date: November 24, 2025

Toll Free Number: 855-206-1065

www.proxyvote.com

www.cantorassetmanagement.com

On or about September 3, 2025, Cantor Fitzgerald’s proxy solicitation agent, Broadridge Proxy Services, will be contacting all shareholders of the above-mentioned Funds to solicit their approval of the change of control of the Adviser and Sub-Adviser and execution of new investment advisory agreements and sub-advisory agreements.

Why are we taking this action?

On May 19, 2025, Cantor Fitzgerald Investment Advisors, L.P.’s (the “Adviser”) and Smith Group Asset Management, LLC’s (the “Smith Group”1) parent company, Cantor Fitzgerald, L.P. (“CFLP”), announced that Howard W. Lutnick, CFLP’s former Chairman and Chief Executive Officer, agreed to transfer his ownership interest in CFLP to (i) trusts for the benefit of Mr. Lutnick’s adult children and (ii) certain other investors.

It is important to note that the current executive leadership team of CFLP and the Adviser will remain in place. Additionally, there will be no changes to the portfolio managers of the Funds as a result of the change of control.

The Transaction will result in a change in control of the Adviser and Smith Group, which may be deemed an “assignment” under the Investment Company Act of 1940, as amended (the “1940 Act”), that results in an automatic termination of each Fund’s previous Management Agreement with the Adviser (each a “Prior Management Agreement”) and sub-advisory agreement with Smith Group on the Effective Date. The prior sub-advisory agreement for the Cantor Fitzgerald Infrastructure Fund between the Adviser and Capital Innovations, LLC will also terminate on the Effective Date as a result of the termination of the Prior Management Agreement.

Under the 1940 Act, a new advisory agreement generally requires approval by a majority of the Fund’s outstanding voting securities, as defined in the 1940 Act, before it can go into effect. Therefore, the Board has called the Special Meeting to seek shareholder approval of the New Management Agreement and New Sub-Advisory

[1]	Smith Group Asset Management, LLC serves as Sub-Adviser for the Cantor Fitzgerald Large Cap Focused Fund, Cantor Fitzgerald International Equity Fund, Cantor Fitzgerald Equity Opportunity Fund, Cantor Fitzgerald High Income Fund.

Cantor Fitzgerald | cantorassetmanagement.com	- 1 -

Cantor Fitzgerald Open-end Funds ProxySolicitation

Agreement in order to ensure that the Adviser and Sub-Adviser can continue to provide uninterrupted service as the adviser and sub-adviser, respectively, to the Funds after the Effective Date.

Will the change of control result in a change of the investment strategy of the Funds?

No, the principal investment objective and strategy of the Funds will not change as a result of the proposed change of control.

Will my fees increase?

There are no plans for increasing fees in any of the Funds. Net total annual fund operating expenses for each class of shares of each Fund are expected to be no higher than prior to the proposed change of control. In addition, shareholders will not incur any transaction costs in connection with the change of control.

How will I be supported as a financial advisor?

Cantor Fitzgerald Asset Management has a sales and service team of over 40 investment professionals that will be providing accurate and timely information on the Funds. The team will be providing the investment professionals who have current assets under management in both Funds with all intelligence within the guidelines and regulations of FINRA.

Your client’s vote is extremely important, no matter how large or small their Fund holdings.

There are multiple methods for your clients to vote, you may use any of the following methods:

●	By Mail. Shareholders may complete, date and sign their proxy card and mail it in the enclosed postage-paid envelope.

●	By Internet. Shareholders should have their proxy card available. Go to www.proxyvote.com. Follow the instructions on the website.

●	By Telephone. Shareholders should have their proxy card available. Call 800-690-6903. Follow the recorded instructions. If they would like to speak to a live representative and cast their vote, they may call 855-206-1065.

●	In Person. Any shareholder who attends the Special Meeting in person may vote by ballot at the Special Meeting.

We encourage shareholders to vote through the internet or by telephone using the number that appears on their proxy card.

Thank you for your assistance and for your continued support of the Cantor Fitzgerald Funds.

Where can I get more information on Cantor Fitzgerald and Cantor Fitzgerald Funds?

Further information on Cantor Fitzgerald can be found on the Cantor Fitzgerald Asset Management website (https://www.cantorassetmanagement.com/). The website provides broad information about the firm, Cantor Funds, their affiliates, as well as their long-term investment management capabilities.

We will keep you informed of any further developments. To learn more about the investment services of Cantor Fitzgerald and Smith Group, please contact your Cantor Fitzgerald Representative.

Cantor Fitzgerald | cantorassetmanagement.com	- 2 -

Cantor Fitzgerald Open-end Funds ProxySolicitation

Cantor Fitzgerald

Cantor Fitzgerald, L.P., together with its subsidiaries and affiliates, (“Cantor Fitzgerald”) with over 14,000 employees, is a leading global financial services group at the forefront of financial and technological innovation and has been a proven and resilient leader since 1945. Cantor Fitzgerald & Co. is a preeminent investment bank serving more than 5,000 institutional clients around the world, recognized for its strengths in fixed income and equity capital markets, investment banking, SPAC underwriting and PIPE placements, prime brokerage, commercial real estate, and infrastructure, and for its global distribution platform. Cantor Fitzgerald & Co. is one of the 25 primary dealers authorized to transact business with the Federal Reserve Bank of New York. For more information, please visit www.cantor.com.

Cantor Fitzgerald Asset Management, a business of Cantor Fitzgerald, L.P., has a robust investment platform consisting of $15 billion of assets under management across mutual funds, interval funds, exchange-traded funds, separately managed accounts, unified managed accounts, non-traded REITs, opportunity zone funds, 1031 and 721 exchange vehicles, and other private investment vehicles managed on behalf of high net worth and institutional investors. The experience and knowledge of its senior leadership and portfolio management teams combined with the financial services prowess of industry leader, Cantor Fitzgerald, enable the delivery of a platform of solutions across a comprehensive range of capabilities. For more information, please visit https://www.cantorassetmanagement.com/.

For financial professional use only. Not for use with the public.

To receive a free copy of a Proxy Statement, please call Cantor Fitzgerald Asset Management toll free at 855-206-1065. This document is qualified in its entirety by reference to the Proxy Statement and supersedes any prior document. The Proxy Statement contains important information about the Funds. The Proxy Statement and shareholder reports and other information are or will also be available for free on the SEC’s website (www.sec.gov). Please read any Proxy Statement carefully before making any decision to invest or to approve the change of control.

This document does not constitute an offering for investment interests. This document is not, and under no circumstances is to be construed as, a prospectus, advertisement or public offering of investment interests. Prospective investors should carefully read the Adviser’s Form ADV and product descriptions before making any investment decisions. This material is intended only for the use of the individual to whom it was delivered.

The material is based upon information we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. Opinions included in this document are as of date of publication and are subject to change without prior notice.

Past performance is not indicative of future results. As with any investment vehicle, there is always a potential for profit as well as the possibility of loss. Actual results may differ from composite returns, depending on account size, investment guidelines and/or restrictions, inception date and other factors. Nothing contained in this document should be construed as a recommendation to buy or sell a security or economic sector.

Cantor Fitzgerald Asset Management

Prepared by Cantor Fitzgerald Investment Advisors, L.P., an SEC registered advisor.

(855) 9-CANTOR, cfsupport@cantor.com www.cantor.com

Not a Deposit	May Lose Value	No Bank Guarantee
Not insured by the FDIC, NCUA or any other government agency

Cantor Fitzgerald | cantorassetmanagement.com	- 3 -

Cantor Fitzgerald Open-end Funds Proxy Solicitation Special shareholder meeting on November 24, 2025

Summary

●	All shareholders of funds within the Cantor Fitzgerald Select Portfolios Trust are asked to vote to approve new advisory contracts and, if applicable, sub-advisory contracts for the funds for a special shareholder meetings scheduled for November 24, 2025.

●	A proxy statement with complete details about the proposals has been made available to shareholders of record as of July 31, 2025.

●	Cantor Fitzgerald Equity Opportunity Fund Proxy Statement

●	Cantor Fitzgerald High Income Fund Proxy Statement

●	Cantor Fitzgerald International Equity Fund Proxy Statement

●	Cantor Fitzgerald Large Cap Focused Fund Proxy Statement

●	Cantor Fitzgerald Equity Dividend Plus Fund Proxy Statement

●	Cantor Fitzgerald Infrastructure Fund Proxy Statement

●	The Board of Trustees of the Cantor Fitzgerald Select Portfolios Trust unanimously recommends that shareholders vote for all proposals.

●	The vote is happening because, as announced on May 19, 2025, Cantor Fitzgerald Investment Advisors, L.P.’s (the “Adviser”) and Smith Group Asset Management, LLC’s (the “Sub-Adviser”1) parent company, Cantor Fitzgerald, L.P. (“CFLP”), announced that Howard W. Lutnick, CFLP’s former Chairman and Chief Executive Officer, agreed to transfer his ownership interest in CFLP to (i) trusts for the benefit of Mr. Lutnick’s adult children and (ii) certain other investors.

●	Voting for new management contracts will provide you with continuity of your fund’s investment management and will allow a fund’s operations to continue uninterrupted after the transaction.

How shareholders vote

Voting is easy by web, telephone, or mail. Cantor Fitzgerald has hired Broadridge Financial Solutions, Inc., to assist in the proxy solicitation.

You may conveniently vote by:

●	Web: Visit www.proxyvote.com and enter the voting control number found in the proxy materials you received.

●	Telephone: Call toll-free at 855-206-1065 and vote by touch-tone phone (you will need the voting control number found in the proxy materials you received).

●	Mail: Sign and date the proxy card and return it in the enclosed postage-paid envelope. If you vote online or by phone, you do not need to mail your proxy card.

[1]	Smith Group Asset Management, LLC serves as Sub-Adviser for the Cantor Fitzgerald Large Cap Focused Fund, Cantor Fitzgerald International Equity Fund, Cantor Fitzgerald Equity Opportunity Fund, Cantor Fitzgerald High Income Fund.

If you do not have your voting control number, or if you have any questions, please call toll-free at 855-206-1065 to speak with a proxy specialist.

Voting takes less than one minute. Once you vote either by phone, mail, or online, no additional reminders will be sent.

Questions and Answers

Why is Cantor Fitzgerald holding a special shareholder meeting?

On May 19, 2025, Cantor Fitzgerald Investment Advisors, L.P.’s (the “Adviser”) and Smith Group Asset Management, LLC’s (the “Sub-Adviser”2) parent company, Cantor Fitzgerald, L.P. (“CFLP”), announced that Howard W. Lutnick, CFLP’s former Chairman and Chief Executive Officer, agreed to transfer his ownership interest in CFLP to (i) trusts for the benefit of Mr. Lutnick’s adult children and (ii) certain other investors.

As a result, the Cantor Fitzgerald open-end funds will hold special shareholder meetings on November 24, 2025, to seek approval for a new management contract and new sub- advisory contract, as applicable, for each fund.

What proposals are being presented to shareholders at the special meeting?

The Cantor Fitzgerald Select Portfolios Trust will hold special shareholder meetings on November 24. The Board of Trustees of the Cantor Fitzgerald Select Portfolios Trust unanimously recommends that shareholders vote “FOR” all proposals.

Proposal	Proposal description	Affected funds
1	To approve a new Management Agreement between the Trust, on behalf of the Fund, and Cantor Fitzgerald Investment Advisors, L.P.	All funds
2	To approve a new Sub-Advisory Agreement for the Fund between Cantor Fitzgerald Investment Advisors, L.P. and Smith Group Asset Management, LLC	Applicable to Cantor Fitzgerald Large Cap Focused Fund, Cantor Fitzgerald International Equity Fund, Cantor Fitzgerald Equity Opportunity Fund, Cantor Fitzgerald High Income Fund

What will happen if shareholders do not approve new management contracts?

If shareholders do not approve a new management contract and sub-advisory contract, as applicable to your fund, and the transaction is consummated, we will not be able to provide services to the fund, including portfolio management, unless and until the contracts are approved.

We are therefore asking shareholders to approve new advisory and sub-advisory contracts, as applicable, for each fund. Each fund’s Board of Trustees has approved the new contracts.

[2]	Smith Group Asset Management, LLC serves as Sub-Adviser for the Cantor Fitzgerald Large Cap Focused Fund, Cantor Fitzgerald International Equity Fund, Cantor Fitzgerald Equity Opportunity Fund, Cantor Fitzgerald High Income Fund.

What is the benefit for shareholders of voting for new advisory and sub-advisory contracts?

Approval of the new advisory and new sub-advisory contracts, if applicable, will provide:

●	Continuity of the investment program you selected and will allow your fund’s operations to continue uninterrupted after the transaction.

●	A combined organization with greater scale and resources, broader distribution capabilities, and new opportunities to grow.

Will fees change as the result of new management contracts?

It is important to note that the advisory and sub-advisory (if applicable) fee rate for funds under the new contracts will remain the same as they are under the existing contracts. In addition, shareholders will not incur any transaction costs in connection with the change of control.

Will portfolio managers change as the result of new management contracts?

The transaction is not expected to result in any change in the portfolio managers of each fund.

Will all shareholders be contacted about the proxy?

The proxy has been made available to shareholders of record as of July 31, 2025 (the record date).

Cantor Fitzgerald has retained Broadridge Financial Solutions, Inc. to assist with the proxy solicitation. Shareholders who have not yet voted their shares may be contacted by Broadridge by phone, mail, or email until they vote their shares. Please do not be concerned about being contacted by Broadridge seeking your participation in the proxy. It is important to remember that once you vote, you will not be contacted about the proxy again.

What is the voting requirement for approving the proposals?

Approval requires the lesser of (a) 67% or more of the shares of the Fund present, attending the Special Meeting in person or presented by proxy, at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are so present, or (b) more than 50% of the outstanding shares of the Fund.

How can I get additional information on the proposals and how to vote?

Please view the proxy statement for detailed information.

If you do not have your voting control number, or if you have any questions, please call toll-free at 855-206-1065 to speak with a proxy specialist.

Past performance is not indicative of future results. As with any investment vehicle, there is always a potential for profit as well as the possibility of loss. Actual results may differ from composite returns, depending on account size, investment guidelines and/or restrictions, inception date and other factors. Nothing contained in this document should be construed as a recommendation to buy or sell a security or economic sector.

Cantor Fitzgerald Asset Management

Prepared by Cantor Fitzgerald Investment Advisors, L.P., an SEC registered advisor.

(855) 9-CANTOR, cfsupport@cantor.com www.cantor.com

Financial Professional Use Only.

Not For Further Distribution.

Not a Deposit	May Lose Value	No Bank Guarantee
Not insured by the FDIC, NCUA or any other government agency

Current Publication Date: August 26, 2025